EXHIBIT 10.1

AMENDMENT NO. 1
TO
ROYALTY AGREEMENT

This AMENDMENT NO. 1 TO ROYALTY AGREEMENT (the “Amendment”) is made and entered into as of October 1, 2008, between Concord International Inc., a privately held company incorporated in the Bahamas (“Concord,”), Thatcher Mining Pte. Ltd., a company incorporated in Singapore (“Thatcher”), and KAL Energy, Inc., a Delaware corporation (“KAL”). KAL, Thatcher and Concord are hereinafter referred to collectively as the “Parties” and individually as a “Party”.

RECITALS:

1. KAL, Thatcher and Concord are parties to a Royalty Agreement, dated as of December 29, 2006 (the “Agreement”), pursuant to which KAL agreed to make certain royalty payments to Concord in connection with the production of thermal coal by KAL pursuant to the Mining Concessions. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Agreement.

2. KAL, Thatcher and Concord desire to amend Sections 2.1 and 2.2 of the Agreement in order to modify the royalty payment provisions set forth therein.

C. Section 4.6 of the Agreement provides that no terms or provisions of the Agreement may be varied or modified and no subsequent alteration, amendment, change or addition to the Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. Section 2.1 of the Agreement is hereby amended and restated to read in its entirety as follows:

“Royalties on Production by KAL, Thatcher or their Affiliates. The Thatcher Shareholders hereby designate Concord as the exclusive recipient of royalty payments from KAL under this Agreement. KAL shall make royalty payments to Concord as follows:

(a) KAL shall make a one-time payment to Concord of U.S.$15,000 (the “Initial Payment”) within seven (7) days of the first shipment of the Product from the Mining Concessions (the “First Shipment”) by KAL, Thatcher or their Affiliates. In exchange for the Initial Payment, Concord shall waive any royalty payments due to Concord under this Agreement for a period of thirty-six (36) months following the First Shipment (the “Royalty Waiver Period”).

(b) KAL shall make royalty payments to Concord in the amount of U.S.$0.20 per metric ton of the Product that is produced by KAL, Thatcher or their Affiliates pursuant to the Mining Concessions during each calendar quarter during the term of this Agreement subsequent to the expiration of the Royalty Waiver Period; provided, however, any time that the sale price per metric ton of the Product equals or exceeds U.S.$40.00 at any time during the term of this Agreement, the amount of the royalty payments due to Concord for such sale under this Agreement shall be correspondingly increased to the higher of U.S.$0.40 per metric ton or 0.65% of the price per metric ton (the “Royalty”). The entire amount of the Royalty shall be payable directly and exclusively to Concord, unless otherwise agreed by the Parties.”

2. Section 2.2 of the Agreement is hereby amended and restated to read in its entirety as follows:

“Reports and Payment. Within forty-five (45) days following the end of each calendar quarter subsequent to the expiration of the Royalty Waiver Period, KAL shall furnish to Concord a report setting forth the gross production of the Product in metric tons for such period and a calculation of the Royalty and other amounts due, if any. Such report shall be accompanied by reasonably satisfactory evidence of payment of such amounts for such period to Concord. Payment of the Royalty shall be made to Concord no later than thirty (30) days following the end of each calendar quarter subsequent to the expiration of the Royalty Waiver Period.”

3. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall constitute one Amendment.

4. Terms and Conditions of the Agreement. Except as specifically amended by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment is executed by the undersigned as of the date first written above.

KAL:

KAL Energy, Inc.

/s/ Jorge Nigaglioni
By: Jorge Nigaglioni
Its: Chief Financial Officer

CONCORD:

Concord International, Inc.

/s/ Rodney Rootsaert
By: Rodney Rootsaert
Its: Director

THATCHER:

Thatcher Mining Pte. Ltd.

/s/ Jorge Nigaglioni
By: Jorge Nigaglioni
Its: Director